Exhibit 99.1

CNX Resources Corporation Announces Private Offering of $300.0 Million of Convertible Senior Notes

PITTSBURGH, April 28, 2020 – CNX Resources Corporation (NYSE: CNX) (“CNX”) today announced that it intends, subject to market and other conditions, to offer and sell to eligible purchasers $300.0 million aggregate principle amount of convertible senior notes due 2026 (the “Notes”). CNX also expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $45.0 million aggregate principal amount of the Notes.

The Notes will be senior, unsecured obligations of CNX and will accrue interest payable semi-annually in arrears and will mature on May 1, 2026, unless earlier repurchased, redeemed or converted. The Notes will be convertible into cash, shares of CNX’s common stock or a combination thereof, at CNX’s election. The interest rate, initial conversion rate and other terms of the Notes will be determined at the time of pricing of the offering.

CNX intends to use a portion of the net proceeds of the offering to pay the cost of the capped call transactions described below. CNX expects to use the remainder of the net proceeds from this offering for general corporate purposes, including the repayment or redemption of outstanding indebtedness. If the initial purchasers exercise their option to purchase additional Notes, CNX expects to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below and the remainder for general corporate purposes, including the repayment or redemption of outstanding indebtedness.

In connection with the pricing of the Notes, CNX expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to CNX’s common stock upon any conversion of Notes and/or offset any potential cash payments CNX is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The strike price and cap price of the capped call transactions and the premium paid will be determined at the time of pricing of the Notes. If the initial purchasers exercise their option to purchase additional Notes, CNX expects to enter into additional capped call transactions with the option counterparties.

CNX expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to CNX’s common stock and/or purchase shares of CNX’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of CNX’s common stock or the Notes at that time. In addition, CNX expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to CNX’s common stock and/or purchasing or selling CNX’s common stock or other securities of CNX in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and (i) are likely to do so during any observation period related to a conversion of Notes after February 1, 2026 or following any repurchase of Notes by CNX in connection with any fundamental change and (ii) may do so following any repurchase of Notes by CNX other than in connection with any fundamental change). This activity could also cause or avoid an increase or decrease in the market price of CNX’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of the Notes, it could affect the number of shares of CNX’s common stock and value of the consideration that noteholders will receive upon conversion of the Notes.

The Notes and any shares of CNX’s common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any Notes or shares of CNX’s common stock, nor shall there be any offer, solicitation or sale of notes or such common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of an offering memorandum.

About CNX Resources Corporation

CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin.

Cautionary Statements:

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include statements regarding the proposed terms of the Notes, the size of the proposed offering, the capped call transactions, expectations regarding actions of the option counterparties and their respective affiliates and the expected use of proceeds from the sale of the Notes. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of CNX’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the three months ended March 31, 2020, each filed with the Securities and Exchange Commission, and any subsequent reports filed with the Securities and Exchange Commission.